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                                                                    Exhibit 3.1


                                AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                                         OF
                            NAVIGANT INTERNATIONAL, INC.
                               a Delaware corporation


     The undersigned, _________, hereby certifies that:

     ONE: He is the duly elected and acting _______ of Navigant International, Inc. (the "Corporation").

     TWO: The Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 12, 1998, under the name TDOP, Inc.

     THREE: Pursuant to Section 141 of the Delaware General Corporation Law, the Board of Directors unanimously approved the amendments contained in this Amended and Restated Certificate of Incorporation on _______, 1998.

     FOUR: Pursuant to Section 228 of the Delaware General Corporation Law, the stockholders of the Corporation unanimously approved the amendments contained in this Amended and Restated Certificate of Incorporation on ________, 1998.

     FIVE: This Amended and Restated Certificate of Incorporation restates and amends the Corporation's Certificate of Incorporation filed on February 12, 1998, which Certificate of Amendment was amended on March 30, 1998 to change the Corporation's name from TDOP, Inc. to Navigant International, Inc. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

     SIX: The capital of the Corporation shall not be reduced under or by reason of the amendments in this Amended and Restated Certificate of Amendment.

     SEVEN: The text of the Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated to read in its entirety as follows, as provided in Section 245 of the Delaware General Corporation Law:


                                    ARTICLE ONE

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     The name of the Corporation is:  Navigant International, Inc.


                                    ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                   ARTICLE THREE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.


                                    ARTICLE FOUR

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Fifty-Five Million (155,000,000) shares, of which Five Million (5,000,000) shares, designated as Preferred Stock shall have a par value of One Tenth of One Cent ($.001) per share (the "Preferred Stock"), and One Hundred Fifty Million (150,000,000) shares, designated as Common Stock, shall have a par value of One Tenth of One Cent ($.001) per share (the "Common Stock").

     A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:


                                  Preferred Stock

     The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.


                                    Common Stock

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     1. Dividends.

     Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

     2. Liquidation.

     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.

     3. Voting Rights.

     Except as otherwise required by law or as provided by the Board of Directors with respect to any class or series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation.


                                    ARTICLE FIVE

     1. Board of Directors.

     The number of directors of the Corporation shall consist of not less than one, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors will be authorized to designate the initial directors in each class. The initial
Class I director shall serve for a term expiring at the annual meeting of the stockholders to be held in 1999, the initial Class II director shall serve for a term expiring at the annual meeting of the stockholders to be held in 2000 and the initial Class III director shall serve for a term expiring at the annual meeting of the stockholders to be held in 2001. At

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each annual meeting of the stockholders, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes cast at such meeting and entitled to vote in the election of directors and shall hold office for a term expiring at the annual meeting of the stockholders of the Corporation held in the third year following the year of their election. The directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. No director need be a stockholder.

     2. Vacancies.

     Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein.

     3. Removal.

     Subject to the rights of holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any time, but only for cause by an affirmative vote of the holders of a majority of the then outstanding shares of stock entitled to vote.


     4. Power to Make, Alter and Repeal By-Laws.

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     The Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change, add to or repeal (collectively referred to as a "Change") the By-Laws of the Corporation; provided, however, that any Change of the By-Laws must be approved by either (a) a majority of the authorized number of directors or (b) the affirmative vote of the holders of not less than seventy-five percent (75%) of the then outstanding shares of stock entitled to vote.


                                    ARTICLE SIX

     No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.


                                   ARTICLE SEVEN

     The personal liability of a director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may hereafter be amended. Any repeal or modification to this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                   ARTICLE EIGHT

     The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the Delaware General Corporation Law.


                                    ARTICLE NINE

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any

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receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                                    ARTICLE TEN

     The Corporation reserves the right to Change (as defined in ARTICLE FIVE of this Amended and Restated Certificate of Incorporation) any provision contained in this Amended and Restated Certificate of Incorporation or in the By-Laws of the Corporation, in the manner now and hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least seventy-five (75%) of the
then   outstanding shares of stock entitled to vote, voting together as a single class, shall be required to Change ARTICLES FIVE, SIX or TEN of this Amended and Restated Certificate of Incorporation.

     THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ___ day of June, 1998.



                                           _________________________________

                                           [Name]
                                           [Title]







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